CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our report dated March 15, 2002, accompanying the financial statements of Transnational Financial Network, Inc included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001 contained in this Registration Statement and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus on Form SB-2 and to the use of our name as it appears under the caption "Experts."





San Francisco, California
August 14, 2002